Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 21, 2026 in this registration statement on Form S-8, with respect to the consolidated financial statements of DDC Enterprise Limited as of December 31, 2025 and 2024 and for each of the years ended December 31, 2025, 2024 and 2023, in this Registration Statement on Form 20-F and the related prospectus of DDC Enterprise Limited filed with the Securities and Exchange Commission.

/s/ Enrome LLP

Singapore

August 14, 2026

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